Exhibit 99.1

Semler Scientific Reports First Quarter 2023 Financial Results

2023 Q1 highlights:

●Revenue was $18.2 million, an increase of 30% compared to the corresponding period of 2022
●Net income was $5.0 million, an increase of 48% compared to the corresponding period of 2022
●Cash, cash equivalents and short-term investments of $43.0 million

Santa Clara, CA – May 10, 2023 – Semler Scientific, Inc. (Nasdaq: SMLR), a company that develops, manufactures and markets innovative medical products and services that assist in evaluating and treating chronic diseases, today reported financial results for the three months ended March 31, 2023.

“We are pleased to report record quarterly revenues and pre-tax net income predominately from sales of QuantaFlo for peripheral artery disease testing,” said Doug Murphy-Chutorian, MD, interim chief executive officer of Semler Scientific. “We are encouraged by our first quarter results and are highly focused on developing our business in two new disease areas, heart dysfunction and diabetes.”

FINANCIAL RESULTS

For the first quarter ended March 31, 2023, compared to the corresponding period of 2022, Semler Scientific reported:

●	Revenue of $18.2 million, an increase of $4.2 million, or 30%, compared to $14.0 million.
o	Fixed fee software license revenues were $9.3 million, an increase of $1.4 million, or 18%, compared to $7.9 million.
o	Variable fee software license revenues were $8.6 million, an increase of $2.8 million, or 46%, compared to $5.8 million.
o	Sales of other products were $0.3 million, with no change from the prior period.
●	Cost of revenues of $1.3 million, an increase of $0.3 million, or 31%, compared to $1.0 million. As a percentage of revenues, cost of revenues was unchanged at 7%.
●	Total operating expenses of $12.0 million, which includes cost of revenues, an increase of $1.9 million, or 18%, compared to $10.1 million. As a percentage of revenues, operating expenses decreased to 65% compared to 72%.
●	Pre-tax net income of $6.6 million, an increase of $2.7 million, or 68%, compared to $3.9 million.
●	Income tax expense of $1.7 million, or an effective tax rate of 25%, compared to $0.6 million, or an effective tax rate of 15%.
●	Net income of $5.0 million, or $0.74 per basic share and $0.63 per diluted share, an increase of $1.6 million, or 48%, compared to $3.4 million, or $0.50 per basic share and $0.41 per diluted share.

Semler Scientific’s two largest customers (including their affiliates) comprised 40.9% and 33.5% of first quarter revenues in 2023.

OTHER SIGNIFICANT EVENT

In late March 2023, the Centers for Medicare & Medicaid Services (CMS) issued the final 2024 rate announcement with payment changes for the Medicare Advantage and Part D prescription drug programs. Essentially, CMS is phasing in a new Medicare Advantage risk adjustment model (2024 model) from the previous model (2020 model) over a three-year period. The 2024 model does not include risk adjusted payments for peripheral arterial disease (PAD) without complications, which payments many health insurers relied upon for their Medicare Advantage patients in the 2020 model. The changes will be phased in as follows: in calendar year 2023, full payment under the 2020 model; in calendar year 2024, 67% of the 2020 model; in calendar year 2025, 33% of the 2020 model.

Notice of Conference Call

Semler Scientific will host a conference call today at 4:30 p.m. ET. The call will address results of the first quarter ended March 31, 2023, as well as provide a business update on Semler Scientific’s market outlook and strategies for the near-term future.

Participants are encouraged to pre-register for the conference call using the following link: https://dpregister.com/sreg/10177436/f8f3c160f0. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Those without internet access or who are unable to pre-register may dial in by calling:

Domestic callers: (866) 777-2509

International callers: (412) 317-5413

Please specify to the operator that you would like to join the "Semler Scientific Call." The conference call will be archived on Semler Scientific’s website at www.semlerscientific.com.

Semler Scientific, Inc.

Statements of Income

Unaudited

(In thousands of U.S. Dollars, except for share and per share data)

	For the three months ended March 31,
	2023	2022

Revenues	$18,206	$14,016
Operating expenses:
Cost of revenues	1,269	970
Engineering and product development	1,630	1,126
Sales and marketing	5,192	4,676
General and administrative	3,859	3,302
Total operating expenses	11,950	10,074
Income from operations	6,256	3,942
Interest income	484	1
Change in fair value of notes held for investment	(107)	—
Other income, net	377	1
Pre-tax net income	6,633	3,943
Income tax provision	1,664	583
Net income	$4,969	$3,360
Net income per share, basic	$0.74	$0.50
Weighted average number of shares used in computing basic income per share	6,701,199	6,777,950
Net income per share, diluted	$0.63	$0.41
Weighted average number of shares used in computing diluted income per share	7,896,043	8,116,456

Semler Scientific, Inc.

Balance Sheets

Unaudited

(In thousands of U.S. Dollars)

	March 31,	December 31,
	2023	2022

Assets
Current Assets:
Cash and cash equivalents	$5,305	$23,014
Short-term investments	37,663	20,073
Trade accounts receivable, net of allowance for doubtful accounts of $154 and $109, respectively	9,343	3,884
Inventory, net	512	469
Prepaid expenses and other current assets	2,769	1,468
Total current assets	55,592	48,908
Assets for lease, net	2,873	2,478
Property and equipment, net	703	667
Long-term investments	821	821
Notes held for investment (includes measured at fair value of $4,072 and $3,679, respectively)	5,072	4,679
Other non-current assets	2,818	2,842
Long-term deferred tax assets	2,378	2,298
Total assets	$70,257	$62,693

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$298	$835
Accrued expenses	7,206	4,748
Deferred revenue	1,286	1,160
Other short-term liabilities	128	114
Total current liabilities	8,918	6,857

Long-term liabilities:
Other long-term liabilities	138	160
Total long-term liabilities	138	160
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 6,920,643, and 6,906,544 shares issued, and 6,706,221 and 6,692,122 shares outstanding (treasury shares of 214,422 and 214,422), respectively	7	7
Additional paid-in capital	17,005	16,449
Retained earnings	44,189	39,220

Total stockholders’ equity	61,201	55,676

Total liabilities and stockholders’ equity	$70,257	$62,693

Semler Scientific, Inc.

Statements of Cash Flows

Unaudited

(In thousands of U.S. Dollars)

	Three months ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,969	$3,360

Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation	129	155
Deferred tax (income) expense	(80)	179
Loss on disposal of assets for lease	78	74
Allowance for doubtful accounts	48	21
Change in fair value of notes held for investment	107	—
Gain on short-term investments	(305)	—
Stock-based compensation	702	628
Changes in Operating Assets and Liabilities:
Trade accounts receivable	(5,507)	(1,818)
Inventory	(43)	(45)
Prepaid expenses and other current assets	(1,301)	(1,988)
Other non-current assets	25	19
Accounts payable	(537)	(68)
Accrued expenses	2,458	946
Other current and non-current liabilities	118	39
Net Cash Provided by Operating Activities	861	1,502

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(95)	(122)
Proceeds from maturities of short-term investments	20,211	—
Purchase of short-term investments	(37,496)	—
Purchase of notes held for investment	(500)	—
Purchase of assets for lease	(544)	(134)
Net Cash Used in Investing Activities	(18,424)	(256)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net settlement of equity awards	(146)	(106)
Treasury stock acquired	—	(99)
Proceeds from exercise of stock options	—	62
Net Cash Used in Financing Activities	(146)	(143)
(DECREASE) INCREASE IN CASH	(17,709)	1,103
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	23,014	37,323
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,305	$38,426

About Semler Scientific, Inc.:

Semler Scientific, Inc. develops, manufactures and markets innovative products and services that assist in evaluating and treating chronic diseases. Its flagship product, QuantaFlo®, which is patented and cleared by the U.S. Food and Drug Administration (FDA), is a rapid point-of-care test that measures arterial blood flow in the extremities. The QuantaFlo® test aids in the diagnosis of cardiovascular diseases, such as peripheral arterial disease (PAD) and heart dysfunction (HD). QuantaFlo® is used by healthcare providers to evaluate their patient’s risk of mortality and major adverse cardiovascular events (MACE). In addition, Semler Scientific has an agreement with Mellitus Health, Inc. (Mellitus) to exclusively market and distribute Insulin Insights™, an FDA cleared software product that recommends optimal insulin dosing for diabetic patients in the United States, including Puerto Rico. Semler Scientific has a minority investment in Mellitus, as well as Monarch Medical Technologies LLC, a privately held company whose product EndoTool® offers a technological solution for inpatient glycemic management. Additional information about Semler Scientific can be found at www.semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “believe,” “goal,” “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include express or implied statements regarding developing business in heart dysfunction and diabetes; continued testing of asymptomatic patients; and the benefits of early identification of at-risk patients; among others. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to license its cardiovascular testing products, including the risk of changes in the reimbursement landscape for its customers including related to the recent CMS rate announcement; whether or not it will be able to successfully expand its product offering, including into heart dysfunction and diabetes; whether or not QuantaFlo® can successfully aid in the diagnosis of heart dysfunction; along with those risk factors detailed in Semler Scientific’s filings with the Securities and Exchange Commission. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

INVESTOR CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

917 513 5303

SOURCE: Semler Scientific, Inc.

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